UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 20, 2010

Date of report

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2010, PDC Funding Company, LLC (“PDC Funding”), as Seller, and Patterson Companies, Inc. (the “Company”), as Servicer, entered into the Assignment and Assumption and Amendment #1 to Third Amended and Restated Receivables Purchase Agreement (the “Amendment”) with The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), as Agent, a commercial paper conduit managed by BTMU (the “BTMU Conduit”), Royal Bank of Canada (“RBC”), as a Purchaser Agent, and a commercial paper conduit managed by RBC (the “RBC Conduit”). PDC Funding is a consolidated, wholly owned subsidiary of the Company.

Under the terms of the Third Amended and Restated Receivables Purchase Agreement, as amended (the “Agreement”), PDC Funding is able to sell finance contracts to a purchaser group that includes BTMU, the BTMU Conduit, RBC and the RBC Conduit. Operating subsidiaries of the Company transfer finance contracts to PDC Funding, which in turn sells the contracts to the purchaser group. The Amendment adds RBC and the RBC Conduit to the purchaser group and increases the maximum capacity under the agreement by $200 million, to a total of $500 million.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Third Amended and Restated Receivables Purchase Agreement, filed as an exhibit to Form 8-K, dated December 3, 2010 and filed December 8, 2010, and to the Amendment, dated December 20, 2010, which is furnished as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1 Assignment and Assumption and Amendment #1 to Third Amended and Restated Receivables Purchase Agreement, dated December 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: December 23, 2010	By:	/s/ R. Stephen Armstrong
R. Stephen Armstrong
Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Assignment and Assumption and Amendment #1 to Third Amended and Restated Receivables Purchase Agreement, dated December 20, 2010